SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

October 22, 2009

(Date of Report)

ACTIONVIEW INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	033-90355	87-0542172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4115 Blackhawk Plaza Circle, Suite 100
Danville, CA 94506

(Address of principal executive offices)

Registrant's telephone number, including area code: (951)200-4107

29970 Technology Dr., Suite 203 Murrieta, CA 92653

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Closing Of Share Exchange Agreement

On August 15, 2009, the Registrant, ActionView International, Inc., a Nevada corporation (“ActionView”) consummated a Share Exchange with MatchFights, LLC, a Utah limited liability company.  Under the terms of the Share Exchange, ActionView issued 100,000 shares of Preferred Series A stock to the unit holders of MatchFights in exchange for 100% of the total issued and outstanding capital of MatchFights.  A copy of the Share Exchange Agreement is attached hereto as Exhibit 2.01.

The Series A Preferred issued to MatchFights is convertible into common shares of ActionView twelve months from the date of issuance in an amount equal to 75% of the then-issued and outstanding common shares of ActionView.  The Series A Preferred shares have voting rights equal to that number of common shares they would otherwise be convertible into.  Of the 100,000 Series A shares issued, 32,000 shares were placed in escrow pending the attainment by MatchFights of a minimum of $1,000,000 in annual sales.  The escrow expires two years from the date of the Share Exchange.  During the period of the escrow, the Board of Directors of ActionView is entitled to vote the Series A Preferred shares held in escrow in all shareholder matters.

Disposition of Subsidiary

On September 30, 2009, the Company sold its subsidiary, ActionView Advertising, Inc. to the former officer and directors of ActionView International, Inc.  Under the terms of the sale, the purchasers assumed all associated debt as consideration.  The Company received a fairness opinion from an independent appraiser in regards to the transaction.  During the nine months ended September 30, 2009, ActionView Advertising had negligible income and as of September 30, 2009, all assets had been written off.

ITEM 2.02

RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached hereto as Exhibit 2.02 the Company files its unaudited Consolidated Balance Sheet as of September 30, 2009 and its Income Statement for the nine month period then ended.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

During the nine months ended September 30, 2009, the Company issued 45,000,000 shares of restricted common stock in exchange for debts totaling $367,019.  The shares were issued under Rule 144 of the Securities Act of 1933.

In connection with the Share Exchange mentioned in Item 2.01, the Company issued 100,000 shares of Series A Preferred stock. The shares were issued under Rule 144 of the Securities Act of 1933.

ITEM 5.01

CHANGE IN CONTROL OF REGISTRANT

Under the terms of the Share Exchange detailed in Item 2.01, the Company issued 100,000 shares of Series A Preferred Stock to the shareholders of MatchFights, LLC, a majority of which are now held by the BASH Family Trust.  Under the designation of the Series A Preferred, the BASH Family Trust now controls approximately 40% of the total voting in all shareholder matters.

ITEM 5.02

ELECTION OF DIRECTORS

Under the terms of the Share Exchange detailed in Item 2.01, the shareholders of MatchFights were permitted to nominate two individuals to serve on the Board of Directors to fill the seats vacated by prior directors.  Accordingly, Tony Lopez was appointed to the Board of Directors on August 15, 2009 and will serve until the next shareholder meeting.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

2.01 3.02 2.02	Share Exchange Agreement between ActionView and MatchFights. Certificate of Designation for Series A Preferred Stock Unaudited Consolidated Financial Statements of ActionView

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated October 22, 2009

ACTIONVIEW INTERNATIONAL, INC By: /s/ Gary Nerison Gary Nerison Chief Executive Officer